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Exhibit 23.2

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement (Form S-3) and related Prospectus of Fleetwood Enterprises, Inc. for the registration of 8,503,400 shares of its common stock and $100,000,000 principal amount of 5.00% Convertible Senior Subordinated Debentures due December 15, 2023 and to the incorporation by reference therein of our report dated July 14, 2003, except for Note 7, as to which the date is July 22, 2003, with respect to the consolidated financial statements of Fleetwood Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended April 27, 2003 and our report dated July 22, 2003 with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Orange County, California
March 17, 2004

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  Exhibit 23.2